Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 22, 2026 and effective as of the Effective Time (as defined herein) (except as otherwise provided herein), is made and entered into by and among Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), each Person (as defined herein) listed on the signature pages hereto (the “Initial Holders”), and any other Person who executes a Joinder and becomes a party hereto from time to time in accordance with this Agreement. Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

WHEREAS, the Company, Odyssey Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub Inc.”), Hercules Sub LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Merger Sub LLC”), and Hornbeck Offshore Services, Inc., a Delaware corporation (“Hornbeck”), entered into that certain Agreement and Plan of Merger, dated as of the date herewith (the “Merger Agreement”), pursuant to which, among other things, (i) the Company will convert from a Minnesota corporation to a Delaware corporation in accordance with Section 265 of the General Corporation Law of the State of Delaware and Section 302A.682 of the Minnesota Business Corporations Act and the Plan of Conversion attached as Exhibit A to the Merger Agreement (the “Conversion”), (ii) following the Conversion, Merger Sub Inc. will merge with and into Hornbeck (the “First Merger”), with Hornbeck surviving the First Merger as a wholly owned subsidiary of the Company (the “Surviving Corporation”), and (iii) immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger”), with Merger Sub LLC surviving the Second Merger as a wholly owned subsidiary of the Company;

WHEREAS, as a result of the Conversion, each issued and outstanding share of Company common stock, no par value, will be converted into one share of common stock, par value $0.00001 per share, of the Company following the Conversion (the “Common Stock”);

WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement (the “Closing” and such date of closing, the “Closing Date”), among other things, the Initial Holders will receive shares of Common Stock pursuant to the First Merger and the Company will change its name to “Hornbeck Offshore Services, Inc.”;

WHEREAS, in connection with the execution of the Merger Agreement, the Company and each of the Initial Holders have entered into this Agreement to set forth certain understandings among themselves with respect to, among other things, the registration of securities owned by the Holders; and

WHEREAS, except for Section 9(u), which is effective upon execution of this Agreement on the date hereof, this Agreement shall become effective automatically immediately prior to the effective time of the First Merger (the “Effective Time”) on the Closing Date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.          Shelf Registration.

(a)          Initial Shelf Registration. The Company shall use reasonable best efforts to file with the SEC a Registration Statement for a Shelf Registration (the “Initial Shelf Registration Statement”), as soon as practicable after the Closing Date, but in any event within five Business Days of the later of (x) the Closing Date and (y) the date on which the Company has filed with the SEC such audited and interim historical financial statements of Hornbeck and pro forma financial statements related to the Merger as are required to be included in the Initial Shelf Registration Statement, covering, subject to Section 7, the public resale of all of the Registrable Securities (determined upon the consummation of the Closing) on a delayed or continuous basis and shall use its reasonable best efforts to cause such Initial Shelf Registration Statement to be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) (an “Automatic Shelf Registration Statement”). The Initial Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities and shall contain a prospectus in such form as to permit the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. As soon as practicable following the effective date of the Initial Shelf Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Holders of the effectiveness of such Initial Shelf Registration Statement.

(b)          Subsequent Shelf Registrations. The Company shall use reasonable best efforts to maintain a Shelf Registration Statement for the benefit of the Holders in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf Registration Statement continuously effective, available for use by each Holder and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 1(e) and Section 7, use its reasonable best efforts to as promptly as reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), including, if necessary, amending such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or filing an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a WKSI at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. As soon as practicable following the effective date of any Subsequent Shelf Registration, but in any event within three Business Days of such date, the Company shall notify the Holders of the effectiveness of such Subsequent Shelf Registration.

(c)          Underwritten Shelf Takedowns.

(i)          At any time and from time to time while a Shelf Registration Statement is and remains effective, any one or more Holder(s) may request (such requesting Holder(s), the “Initiating Holders”) to sell all or any portion of its or their Registrable Securities in an underwritten offering that is registered pursuant to such Shelf Registration Statement (each a “Shelf Offering”); provided, in each case, that the Company shall not be obligated to effect any Shelf Offering unless the Initiating Holders reasonably expect gross proceeds of at least $50,000,000 from such Shelf Offering; provided, further, that the Company shall have no obligation to effect a Shelf Offering prior to the Lock-Up Release Date. The Initiating Holders of a Shelf Offering shall deliver to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Registrable Securities that such Initiating Holders desire to sell pursuant to such Shelf Offering. As promptly as practicable, but in no event later than two Business Days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Holders of Registrable Securities (other than any Opt-Out Holder) that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering, which such notice shall request that each such Holder specify, within seven days after the Company’s receipt of the Shelf Offering Notice, the maximum number of such Holder’s Registrable Securities such Holder desires to dispose of in such Shelf Offering. The Company, subject to Section 1(d) and Section 7, will include in such Shelf Offering all Registrable Securities with respect to which the Company has received timely written requests for inclusion. The Company will, as expeditiously as possible (and in any event within 14 days after the receipt of a Shelf Offering Notice), but subject to Section 1(e), use reasonable best efforts to consummate such Shelf Offering.

(ii)          The Company shall select the investment banker(s) and manager(s) to administer any Shelf Offering, subject to the same being acceptable to the Applicable Approving Party.

(iii)          All determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(c) shall be determined by the Applicable Approving Party, and the Company shall use reasonable best efforts to cause any Shelf Offering to occur in accordance with such determinations as promptly as practicable.

(iv)          The Company will, at the request of any Holder participating in a Shelf Offering pursuant to this Section 1(c), file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder(s) to effect such Shelf Offering.

(d)          Priority on Shelf Offerings. Except as provided in Section 1(j), the Company will not include in any Shelf Offering any securities which are not Registrable Securities without the prior written consent of the Applicable Approving Party. If the managing underwriters of a Shelf Offering advise the Company in writing that in their opinion the number of Registrable Securities and (if permitted hereunder) other securities requested to be included in such offering exceeds the maximum dollar amount or maximum number of Registrable Securities and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company will include in such offering (prior to the inclusion of any securities which are not Registrable Securities) (i) first, the number of Registrable Securities requested to be included by any Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder; and (ii) thereafter, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (ii), the Common Stock of other Persons that the Company is obligated to include in such offering pursuant to separate written contractual arrangements and that can be sold without any such adverse effect. Notwithstanding anything to the contrary herein, the Registrable Securities of a Holder and one or more of its Affiliates that are permitted to be included in any such underwritten offering after application of the priorities set forth in this Section 1(d) may be allocated amongst such affiliated Holders in such Holders’ sole discretion.

(e)          Restrictions on Shelf Offerings and Use of Shelf Registration Statements.

(i)          The Company may postpone, for up to 60 days (or with the consent of the Applicable Approving Party, a longer period) (the “Suspension Period”), the filing or the effectiveness of a Registration Statement pursuant to Section 1(a) or Section 1(b) or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Registrable Securities covered by such Shelf Registration Statement) by providing written notice to the Holders if the following conditions are met: (A) the Company determines that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company and (B) upon advice of counsel, the sale of Registrable Securities pursuant to the Registration Statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post effective basis, as applicable. The Company may delay or suspend the effectiveness of a Shelf Registration Statement pursuant to this Section 1(e)(i) only once in any 12-month period (for avoidance of doubt, in addition to the Company’s rights and obligations under Section 4(a)(vi)) unless additional delays or suspensions are approved by the Applicable Approving Party.

(ii)          In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in Section 1(e)(i) above or pursuant to Section 4(a)(vi) (a “Suspension Event”), the Company will give a notice to the Holders whose Registrable Securities are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing. Each Holder agrees not to effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). A Holder may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders promptly following the conclusion of any Suspension Event (and in any event during the permitted Suspension Period). Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 1(e), the Company will extend the period of time during which such Shelf Registration Statement will be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event.

(f)          Block Trades; Other Coordinated Offerings.

(i)          From and after the Lock-Up Release Date, notwithstanding any other provision of this Section 1, but subject to Section 1(e), at any time and from time to time when an effective Shelf Registration Statement is on file with the SEC, if any one or more 5% Holder(s) desire to engage in (x) an underwritten registered offering with the assistance of the Company not involving a “roadshow,” an offer commonly known as a “block trade” (an “Underwritten Block Trade”), or (y) or other coordinated registered offering (other than an “at the market” offering) with the assistance of the Company through a broker, sales agent, distribution agent or placement agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, reasonably expected to result in aggregate gross proceeds to such Holder(s) of at least $25,000,000, then notwithstanding the time periods set forth in Section 1(c)(i), such Holder(s) shall notify the Company of the Underwritten Block Trade or Other Coordinated Offering (such notifying Holder(s), the “Block Trade Initiating Holders”) not less than three Business Days prior to the day such offering is first anticipated to commence and the Company shall use its reasonable best efforts to facilitate such Underwritten Block Trade or Other Coordinated Offering; provided that the Block Trade Initiating Holders shall use reasonable best efforts to coordinate with the Company and any underwriters, brokers, sales agents, distribution agents or placement agents prior to making such request in order to facilitate preparation of the prospectus and other offering documentation related to the Underwritten Block Trade or Other Coordinated Offering. Upon receiving notice of an Underwritten Block Trade (but not an Other Coordinated Offering) from the Block Trade Initiating Holders, the Company will promptly notify the other 5% Holders (other any Opt-Out Holder), if any, and, only if requested by the Block Trade Initiating Holders, all other Holders, of such Underwritten Block Trade and such notified Holders (each, a “Potential Participant”) may elect whether or not to participate no later than the next Business Day (i.e. two Business Days prior to the day such offering is to commence) (unless a longer period is agreed to by the Block Trade Initiating Holders), and the Company will as expeditiously as possible use its best efforts to facilitate such Underwritten Block Trade (which may close as early as one Business Day after the date it commences); provided further that, notwithstanding the provisions of Section 1(c)(i), no Holder (other than a 5% Holder) will be permitted to participate in an Underwritten Block Trade without the written consent of the Block Trade Initiating Holders. Any Potential Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Participant. For the avoidance of doubt, solely with respect to Holders party to the Securityholders Agreement, any Underwritten Block Trade or Other Coordinated Offering shall remain subject to the transfer restrictions set forth in the Securityholders Agreement if such Securityholders Agreement is then in effect with respect to such Holder.

(ii)          Prior to the filing of any applicable “red herring” prospectus or prospectus supplement used in connection with a Underwritten Block Trade or Other Coordinated Offering, a majority-in-interest of the Block Trade Initiating Holders shall have the right to withdraw upon written notification to the Company, the underwriter or underwriters (if any) and any brokers, sales agents, distribution agents or placement agents (if any) of their intention to withdraw from such Underwritten Block Trade or Other Coordinated Offering.

(iii)          Notwithstanding anything to the contrary in this Agreement, Section 2 shall not apply to an Underwritten Block Trade or Other Coordinated Offering initiated by Block Trade Initiating Holders pursuant to this Agreement.

(iv)          The Block Trade Initiating Holders in an Underwritten Block Trade or Other Coordinated Offering shall have the right to select the underwriters and any brokers, sales agents or placement agents (if any) for such Underwritten Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable, nationally recognized investment banking firms reasonably acceptable to the Company).

(g)          Other Registration Rights. The Company shall not, without the prior written consent of the Majority Holders, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any Registration Statement filed by the Company for other Holders unless such securities are included in the applicable Registration Statement on a basis that is expressly subordinate to the rights of the Holders of Registrable Securities hereunder; provided that, with the prior approval of the Majority Holders, the Company may grant rights to employees of the Company and its Subsidiaries to participate in Piggyback Underwritten Offerings so long as they sign a Joinder.

(h)          Revocation of Shelf Offering Notice. At any time prior to the “pricing” of any offering relating to a Shelf Offering Notice, the applicable Initiating Holders may revoke or withdraw such Shelf Offering Notice on behalf of all Holders participating in such Shelf Offering without liability to such Holders (including, for the avoidance of doubt and if applicable, the other Participating 5% Holders), in each case by providing written notice to the Company.

(i)          Confidentiality; Opt-Out Notices.

(i)          Each Holder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Shelf Offering Notice and a Suspension Notice) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Holder in breach of the terms of this Agreement).

(ii)          Any Holder may deliver notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Shelf Offering, Piggyback Underwritten Offering or Underwritten Block Trade; provided, however, that such Holder may later revoke any such Opt-Out Notice by giving notice to the Company of such revocation. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Opt-Out Holder pursuant to Section 1(c)(i), Section 1(f)(i) or Section 2.2(a), as applicable, and such Opt-Out Holder shall no longer be entitled to the rights associated with any such notice.

(j)          Warrant Shares. If any Holder(s) desire to sell Warrant Shares issuable upon exercise of outstanding Warrants pursuant to a Shelf Offering, a Piggyback Underwritten Offering or an Underwritten Block Trade in accordance with this Agreement, the Company (x) in its sole discretion, may elect to or (y) if such Holder(s) desire to sell at least 100,000 Warrant Shares in such offering, upon the written request of such Holder(s), shall, issue and sell shares of Common Stock for its own account in lieu of including (and in satisfaction of its obligation hereunder to include) all (but not less than all) Warrant Shares proposed to be sold in such offering by any Holders (after giving effect to Section 1(d), Section 2(c) or Section 2(d), as applicable) and use the proceeds therefrom to repurchase from such Holder(s) the Warrants that are exercisable for all such Warrant Shares substantially contemporaneously with the closing of such offering (a “Synthetic Secondary”). The purchase price to be paid by the Company for each Warrant repurchased pursuant to a Synthetic Secondary in connection with a Shelf Offering, a Piggyback Underwritten Offering or an Underwritten Block Trade shall be: (a) in the case of Jones Act Warrants, the Underwriter Purchase Price multiplied by the Warrant Share Number; and (b) in the case of Creditor Warrants, if any, the product of (x) the Underwriter Purchase Price, less the Warrant Exercise Price, multiplied by (y) the Warrant Share Number. The Company and each Holder agree to enter into customary warrant repurchase agreements in connection with any Synthetic Secondary providing for the foregoing terms which, for the avoidance of doubt, are intended to result in the same proceeds to such Holders from the repurchase of Warrants as would be received by such Holders had they exercised such Warrants and sold the underlying Warrant Shares in the applicable Shelf Offering, Piggyback Underwritten Offering or Underwritten Block Trade. Any shares of Common Stock to be sold by the Company in a Synthetic Secondary for the purpose of repurchasing a Holder’s Warrants will be deemed to be Warrant Shares of such Holder for purposes of determining compliance with the terms of this Agreement (including, but not limited to, underwriter cutbacks pursuant to Section 1(d), Section 2(c) and Section 2(d)).

Section 2.          Piggyback Registrations.

(a)          Right to Piggyback. If the Company proposes to file an Underwritten Offering Filing for an underwritten offering of its own account or for the account of any other stockholders of the Company who have been granted registration rights (a “Piggyback Underwritten Offering”), then the Company shall give written notice of such proposed Piggyback Underwritten Offering to all of the Holders of Registrable Securities (other than any Opt-Out Holder) as soon as practicable but not less than five Business Days before the anticipated filing date of Underwritten Offering Filing, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice. Each Holder of Registrable Securities shall then have four Business Days after the date on which such Holder received notice pursuant to this Section 2(a) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. All such Holders proposing to distribute their Registrable Securities through a Piggyback Underwritten Offering under this Section 2(a) shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Piggyback Underwritten Offering by the Company; provided that any participating Holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement. The Company shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed Piggyback Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2(a) to be included in a Piggyback Underwritten Offering on the same terms and conditions as any similar securities of the Company included in such Piggyback Underwritten Offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

(b)          Priority on Primary Offerings. If a Piggyback Underwritten Offering is an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such offering exceeds the Maximum Number of Securities, the Company will include in such Piggyback Underwritten Offering (i) first, the securities the Company proposes to sell, (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the number of Registrable Securities requested to be included in such offering by any Holder which, in the opinion of such underwriters, can be sold, without any adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), other securities requested to be included in such offering which, in the opinion of the underwriters, can be sold without any adverse effect. Notwithstanding anything to the contrary herein, the Registrable Securities of a Holder and one or more of its Affiliates that are permitted to be included in any such Piggyback Underwritten Offering that is an underwritten primary offering after application of the priorities set forth in this Section 2(b) may be allocated amongst such affiliated Holders in such Holders’ sole discretion.

(c)          Priority on Secondary Offerings. If a Piggyback Underwritten Offering is an underwritten secondary offering on behalf of holders of the Company’s Equity Securities (other than pursuant to Section 1 hereof), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such offering exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such Piggyback Underwritten Offering (i) first, the securities requested to be included therein by the holders initially requesting such offering which, in the opinion of the underwriters, can be sold without any such adverse effect, (ii) second, the number of Registrable Securities requested to be included in such offering by any Holder which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder and (iii) third, other securities requested to be included in such offering which, in the opinion of the underwriters, can be sold without any such adverse effect. Notwithstanding anything to the contrary herein, the Registrable Securities of a Holder and one or more of its Affiliates that are permitted to be included in any such Piggyback Underwritten Offering that is an underwritten secondary offering after application of the priorities set forth in this Section 2(c) may be allocated amongst such affiliated Holders in such Holders’ sole discretion.

(d)          Right to Terminate Registration. The Company will have the right to terminate or withdraw any Piggyback Underwritten Offering initiated by it under this Section 2, whether or not any Holder of Registrable Securities has elected to include securities in such offering.

(e)          Selection of Underwriters. The Company shall select the investment banker(s) and manager(s) for any Piggyback Underwritten Offering.

Section 3.          Holdback Agreements.

(a)          Holders. Each 5% Holder agrees that in connection with any underwritten Public Offering, and upon request from the managing underwriter(s) for that offering, that Holder shall not, without the prior written consent of that managing underwriter(s), during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than three days prior to and 90 days after the pricing of such offering), (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Registrable Securities, (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Registrable Securities, whether such transaction is to be settled by delivery of such Registrable Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction. The restrictions in this Section 3(a) shall not apply to offers or sales of Registrable Securities that are included in an offering pursuant to Sections 1 or 2 of this Agreement and shall be applicable to the Holders only if, for so long as and to the extent that the Company, all the directors and executive officers of the Company, each selling stockholder included in such offering and each other Person holding or beneficially owning at least 10% of the outstanding Common Stock are subject to the same restrictions. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter(s) that are consistent with the provisions of this Section 3(a) and are necessary to give further effect to those provisions.

(b)          The Company. To the extent requested by the managing underwriter(s) for the applicable offering, the Company shall not effect any sale registered under the Securities Act of Equity Securities during the period commencing three days prior to and ending 90 days after the pricing of an underwritten Public Offering pursuant to Section 1 of this Agreement, other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule to Rule 145), (iii) in connection with any dividend or distribution reinvestment or similar plan or (iv) as consideration to any third-party seller in connection with the bona fide acquisition by the Company or any subsidiary of the Company of the assets or securities of any Person in any transaction approved by the Company’s board of directors. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter(s) that are consistent with the provisions of this Section 3(b) and are necessary to give further effect to those provisions.

Section 4.          Registration Procedures.

(a)          Company Obligations. Whenever the Company is required to register any Registrable Securities pursuant to this Agreement, one or more Holders have initiated a Shelf Offering, Underwritten Block Trade or Other Coordinated Offering, or in connection with any Piggyback Underwritten Offering, the Company will use reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i)          prepare and file with (or submit confidentially to) the SEC a Registration Statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use reasonable best efforts to cause such Registration Statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing or confidentially submitting a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed or submitted, which documents will be subject to the review and comment of such counsel);

(ii)          notify each Holder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each Registration Statement filed hereunder;

(iii)          prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such Registration Statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such Registration Statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv)          furnish, without charge, to each seller of Registrable Securities thereunder and each underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) (in each case including all exhibits and documents incorporated by reference therein), each amendment and supplement thereto, each Free Writing Prospectus and such other documents as such seller or underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such Registration Statement, each such amendment and supplement thereto, and each such prospectus (or preliminary prospectus or supplement thereto) or Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or prospectus);

(v)          use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi)          notify in writing each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such Registration Statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(e), if required by applicable law or to the extent requested by the Applicable Approving Party, the Company will use reasonable best efforts to promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and (D) if at any time the representations and warranties of the Company in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct;

(vii)          (A) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA, and (B) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(viii)          use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(ix)          enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making available the executive officers of the Company and participating in “road shows,” investor presentations, marketing events and other selling efforts and effecting a stock or unit split or combination, recapitalization or reorganization);

(x)          make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition or sale pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as will be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement and the disposition of such Registrable Securities pursuant thereto;

(xi)          take all actions to ensure that any Free Writing Prospectus utilized in connection with any Shelf Offering, Piggyback Underwritten Offering, Underwritten Block Trade or Other Coordinated Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)          permit any Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(xiv)          use reasonable best efforts to (A) maintain eligibility to use Form S-3 (or any successor form under the Securities Act) as provided herein for the sale of Registrable Securities and (B) prevent the issuance of any stop order suspending the effectiveness of a Registration Statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction use, and in the event any such order is issued, reasonable best efforts to obtain promptly the withdrawal of such order;

(xv)          use reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi)          cooperate with the Holders covered by the Registration Statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates, if any, representing Registrable Securities to be sold and not bearing any restrictive legends (or arrange for book entry transfer of securities in the case of uncertificated securities), and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request at least two Business Days prior to any proposed sale of Registrable Securities to the underwriters;

(xvii)          if requested by any managing underwriter, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;

(xviii)          take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(xix)          cooperate with each Holder covered by the Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the shares of Common Stock are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a qualified independent underwriter acceptable to the managing underwriter;

(xx)          in the case of any underwritten offering, use reasonable best efforts to obtain, and deliver to the underwriter(s), in the manner and to the extent provided for in the applicable underwriting agreement, one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xxi)          use reasonable best efforts to provide (A) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement addressed to the Company, (B) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Shelf Offering, Piggyback Underwritten Offering, Underwritten Block Trade or Other Coordinated Offering, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (2) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (3) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities;

(xxii)          if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxiii)          if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

(xxiv)          if an Automatic Shelf Registration Statement covering Registrable Securities has been outstanding for at least three years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective; and

(xxv)          if requested by any Holder, cooperate with such Holder and with the managing underwriter or agent, if any, on reasonable notice to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the underwritten offering if it so elects.

(b)          Officer Obligations. Each Holder that is an officer of the Company agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she will participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the Registration Statement and the preparation and presentation of any road shows.

(c)          Automatic Shelf Registration Statements. If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that, at the request of any 5% Holder whose Registrable Securities are not then covered by an effective Automatic Shelf Registration Statement, it will include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the 5% Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment. If the Company has filed any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company shall, at the request of any 5% Holder, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the holders of Registrable Securities may be added to such Shelf Registration Statement.

(d)          Additional Information. The Company may require each seller of Registrable Securities as to which any registration or offering is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing, as a condition to such seller’s participation in such registration or offering.

(e)          In-Kind Distributions. If any Holder (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Company will, subject to any applicable lock-ups and other applicable restrictions on Transfer (including restrictions set forth under the Jones Act and applicable securities laws), reasonably cooperate with and assist such Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of the Registrable Securities without restrictive legends, to the extent no longer applicable); provided, however, that the Company may request any such Holder to deliver to the Company representation letters regarding such Holder’s compliance with the Securities Act and the rules and regulations promulgated thereunder, as may be applicable.

(f)          Suspended Distributions. Each Person participating in a registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(a)(vi), subject to the Company’s compliance with its obligations under Section 4(a)(vi).

(g)          Registrable Securities Transactions. If requested by any Holder in connection with any transaction involving any Registrable Securities (including any sale or other Transfer in accordance with this Agreement of such securities without registration under the Securities Act, any margin loan with respect to such securities) not otherwise prohibited (including by this Agreement or any other restrictions on Transfer, such as restrictions set forth under the Jones Act and applicable securities laws), the Company agrees to provide such Holder with customary and reasonable assistance to facilitate such transaction, including, without limitation, (i) such action as such Holder may reasonably request from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act, (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form (which, for the avoidance of doubt, shall not require the Company to provide registration rights to any lender or its transferees or waive any terms or conditions of its Insider Trading Policy, this Agreement or any other restrictions on Transfer, such as restrictions set forth under the Jones Act and applicable securities laws), (iii) issuing such directions to any transfer agent, registrar or depositary, as applicable, as may be reasonably required for such transaction, (iv) using reasonable best efforts to obtain from outside counsel and deliver to the transfer agent, registrar or depositary such legal opinions, if appropriate and subject to receipt of any reasonably requested representation letters required to support such opinions, as are customary for the transaction of this type and are reasonably requested by the same, and (v) taking or causing to be taken such other actions as are reasonably necessary (in each case on a timely basis) in order to cause any legends, notations or similar designations restricting transferability of the Registrable Securities held by such Holder to be removed and to rescind any transfer restrictions with respect to such Registrable Securities, in each case, to the extent no longer applicable; provided, however, that such Holder shall deliver to the Company, in form and substance reasonably satisfactory to the Company and the transfer agent, representation letters regarding such Holder’s compliance the Securities Act and the rules and regulations promulgated thereunder, as may be applicable, or as otherwise requested by the transfer agent. Notwithstanding anything to the contrary, the Company shall have no obligation to obtain or bear the cost of any medallion guarantee (or provide any indemnification in lieu thereof) required by any transfer agent, registrar or depositary with respect to such requested transaction or provide similar assurances or be responsible for the actions or status of such Holder or its transferees.

(h)          Other. To the extent that any of the Participating 5% Holders is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (i) the indemnification and contribution provisions contained in Section 6 shall be applicable to the benefit of such Participating 5% Holder in their role as an underwriter or deemed underwriter in addition to their capacity as a holder and (ii) such Participating 5% Holder shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to such Participating 5% Holder.

Section 5.          Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement and/or in connection with any Shelf Registration Statement, Piggyback Underwritten Offering, Shelf Offering, Underwritten Block Trade or Other Coordinated Offering shall be paid by the Company, including, without limitation: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA, the New York Stock Exchange, Nasdaq or any other national securities exchange on which the shares of Common Stock are or are to be listed, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Company Free Writing Prospectuses if reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires, or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all fees and disbursements of legal counsel for the Company, (ix) all reasonable fees and disbursements of one legal counsel for all selling Holders selected by the Applicable Approving Party (which may be the same counsel as selected for the Company), together with any necessary local counsel (not to exceed one local counsel in each relevant jurisdiction) as may be required by the Participating 5% Holders, (x) any fees and disbursements of underwriters customarily paid by issuers in connection with secondary sales of securities, (xi) all fees and expenses of any experts or other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (xii) all expenses related to marketing the sale of the Registrable Securities, including expenses related to conducting a “road-show.” All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay, and each Person that sells securities pursuant to a Shelf Registration Statement, Piggyback Underwritten Offering, Shelf Offering, Underwritten Block Trade or Other Coordinated Offering hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable Securities sold for such Person’s account and all transfer taxes (if any) attributable to the sale of Registrable Securities (provided that the Company shall bear and pay all underwriting discounts and commissions applicable to any shares of Common Stock sold by the Company in lieu of Holders’ Warrant Shares pursuant to a Synthetic Secondary, and the purchase price of the Warrants to be repurchased by the Company in connection therewith shall be net of such underwriting discounts and commissions).

Section 6.          Indemnification and Contribution.

(a)          By the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law and without limitation as to time, each Holder, such Holder’s officers, directors employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any Registration statement, prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement, or omission, made in such Registration Statement, any such prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by any Indemnified Party expressly for use therein or by any Indemnified Party’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same as requested by such Indemnified Party. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties or as otherwise agreed to in the underwriting agreement executed in connection with such underwritten offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such seller.

(b)          By Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from (as determined by a final and appealable judgment, order or decree of a court of competent jurisdiction) any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Company and the Holders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by a Holder, the only information furnished or to be furnished to the Company for use in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto are statements specifically relating to (i) the beneficial ownership of Company Securities by such Holder and its Affiliates, (ii) the name and address of such Holder and (c) any additional information about such Holder or the plan of distribution (other than for an underwritten Public Offering) required by law or regulation to be disclosed in any such document.

(c)          Claim Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by the majority of the conflicted indemnified parties involved in the indemnification and approved by the Applicable Approving Party, at the expense of the indemnifying party.

(d)          Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the Registration Statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)          Release. No indemnifying party will, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)          Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 6 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 7.          Cooperation with Underwritten Offerings. No Person may participate in any underwritten registration or offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities such Holder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s). To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3, Section 4 and/or this Section 7, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Holders, the Company and the underwriters created thereby with respect to such registration.

Section 8.          Joinder; Additional Parties. The Company may from time to time (with the prior written consent of the Majority Holders) permit any Person who acquires Common Stock (or rights to acquire Common Stock) to become a party to this Agreement and to be entitled to and be bound by all of the rights and obligations as a Holder by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit B attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, the Common Stock beneficially owned by such Person and all shares of Common Stock issuable upon conversion or exercise of any Company Securities beneficially owned by such Person shall become Registrable Securities, and such Person shall be deemed to be a Holder hereunder.

Section 9.          General Provisions.

(a)          Transfer Restrictions.

(i)          Except as permitted pursuant to Section 9(a)(ii), during the Lock-Up Period, each Holder, individually and not jointly, agrees with the Company (and only with the Company) that it shall not Transfer any Lock-Up Securities beneficially owned or owned of record by such Holder without the prior written consent of the Company. Notwithstanding anything to the contrary herein, the Company may terminate the Lock-Up Period at any time prior to the Scheduled Lock-Up Release Date; provided that any such early termination of the Lock-Up Period (i) may, in the Company’s sole discretion, be subject to the satisfaction of one or more conditions precedent and (ii) shall apply to all, but not less than all, Holders. Upon any determination by the Company to terminate the Lock-Up Period prior to the Scheduled Lock-Up Release Date, the Company shall use commercially reasonable efforts to notify all Holders of the expected Lock-Up Release Date as promptly as practicable, but in any event no later than two Business Days after such determination. If any such early termination of the Lock-Up Period is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Lock-Up Release Date may be delayed until such time as any or all such conditions shall be satisfied or waived; provided that in no event shall such Lock-Up Release Date be delayed to a date later than the Scheduled Lock-Up Release Date. Any termination or waiver of the Lock-Up Period by the Company pursuant to this Section 9(a) shall be subject to prior approval by the Company’s board of directors (or a duly authorized committee thereof).

(ii)          Notwithstanding the provisions set forth in Section 9(a)(i), Transfers of Lock-Up Securities are permitted (i) as a bona fide gift or charitable contribution; (ii) if such Holder is a natural person, (A) to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of such Holder of Lock-Up Securities or any other person with whom such Holder has a relationship by blood, marriage or adoption not more remote than first cousin; (B) by will or intestate succession upon the death of the Holder; or (C) pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (iii) if such Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Holder; (B) to partners, limited liability company members, or stockholders of the Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; or (C) by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (iv) pursuant to transactions in the event of completion of a liquidation, merger, consolidation, stock exchange, reorganization, tender offer or other similar transaction which results in all of the Company’s security holders having the right to exchange their shares of Common Stock for cash, securities or other property; (v) pursuant to sales by a Holder and its Permitted Transferees of shares of Common Stock or Warrants in an aggregate amount not to exceed 3,100 shares (with Warrants being considered the sale of the number of shares of Common Stock for which such Warrants are then exercisable for purposes of this limitation); (vi) to the Company in connection with the repurchase of such Holder’s Lock-Up Securities in connection with the termination of such Holder’s employment with the Company pursuant to contractual agreements with the Company; (vii) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Common Stock of the Company or the vesting of Company stock-based awards; or (viii) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Common Stock of the Company or for the purpose of paying the exercise price of such options or for paying taxes due as a result of the exercise of such options, the vesting of such options or stock awards; provided, however, that in the case of clauses (i) through (iv), prior to any such Transfer, such permitted transferees, to the extent not already party hereto, must enter into a written agreement agreeing to be bound by the restrictions in this Section 9(a); provided further, in each case, that such Transfer complies with any other applicable restrictions on Transfer (including restrictions set forth under the Jones Act and applicable securities laws). Notwithstanding anything to the contrary in this Section 9(a)(ii), during the Lock-Up Period, each Holder of Lock-Up Securities shall be permitted to establish a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided that such plan does not provide for the Transfer of Lock-Up Securities during the Lock-Up Period.

(iii)          Each Holder of Lock-Up Securities hereby represents and warrants that as of the Effective Time it has and, except as contemplated by this Section 9(a), for the duration of the Lock-Up Period will have, good and marketable title to its Lock-Up Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of such Holder to comply with the foregoing restrictions. Each such Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Lock-Up Securities during the Lock-Up Period.

(iv)          As promptly as practicable following the Lock-Up Release Date, the Company shall take or cause to be taken such actions as are reasonably necessary in order to cause any legends, notations or similar designations restricting transferability of the Lock-Up Securities held by each Holder to be removed and to rescind any transfer restrictions with respect to such Lock-Up Securities, in each case, to the extent no longer applicable; provided, however, that the Company may request any such Holder to deliver to the Company, in form and substance reasonably satisfactory to the Company, representation letters regarding such Holder’s compliance with the Securities Act and the rules and regulations promulgated thereunder, as may be applicable.

(b)          Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Majority Holders; provided that amendments to the provisions of Section 9(a) and any related defined terms that are adverse to Holders (for the avoidance of doubt, any extension of the Scheduled Lock-Up Release Date shall be deemed to be an amendment adverse to the Holders) shall additionally require the prior written consent of each Holder adversely impacted; provided further that no such amendment, modification or waiver that would treat a specific Holder or group of Holders of Registrable Securities in a manner materially and adversely different than any other Holder or group of Holders will be effective against such Holder or group of Holders without the consent of the holders of a majority of the Registrable Securities that are held by the group of Holders that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement will not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(c)          Remedies. Each of the parties to this Agreement acknowledges and agrees that the rights of each party under this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party to this Agreement agrees that, in addition to any other available remedies a party to this Agreement may have in equity or at law, each party to this Agreement shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Chosen Courts without necessity of posting a bond or other form of security or proof of damages. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no party to this Agreement shall allege, and each party to this Agreement waives the defense, that there is an adequate remedy at law. The pursuit of specific performance or other equitable remedies by any party to this Agreement will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time. Any and all remedies herein expressly conferred upon a party to this Agreement will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party to this Agreement of any one remedy will not preclude the exercise at any time of any other remedy.

(d)          Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(e)          Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way including the other documents referred to herein.

(f)          Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit and be enforceable by the Company and its successors and permitted assigns and the Holders and their respective successors and permitted assigns (whether so expressed or not).

(g)          Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications will be sent, as applicable, to the Company at the address specified below, or to the applicable Holder(s) at the address specified on the signature page hereto or any Joinder and to any holder, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043
Attention: Ken Neikirk
 E-mail: [***]
With a copy to (which shall not constitute notice):
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention:  Travis Wofford
E-mail: [***]

(h)          Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period will automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(i)          Governing Law. The corporate law of the State of Delaware will govern all issues and questions concerning the relative rights of the Company and its equityholders. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j)          MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(k)          CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY IN THE STATE OF DELAWARE (OR, SOLELY IF THE COURT OF CHANCERY IN THE STATE OF DELAWARE DECLINES SUBJECT MATTER JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR STATE COURTS OF DELAWARE, LOCATED IN WILMINGTON) (THE “CHOSEN COURTS”), FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH HEREIN WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE CHOSEN COURTS, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(l)          No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, will be had against any current or future director, officer, employee, general or limited partner or member of any Holder or any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(m)          Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(n)          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

(o)          Counterparts. This Agreement may be executed in multiple counterparts (which may be by electronic transmission, including, PDF or DocuSign), any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

(p)          Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(q)          Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder agrees to execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(r)          Dividends, Recapitalizations, Etc. If at any time or from time to time there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue.

(s)          No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except as otherwise expressly provided herein.

(t)          Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the Majority Holders may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities, unless otherwise agreed by the Majority Holders.

(u)          Effectiveness. Except for this Section 9(u), which is effective upon execution of this Agreement on the date hereof, this Agreement is effective as of the Effective Time on the Closing Date. In the event that the Merger Agreement is terminated prior to the consummation of the transactions contemplated thereby, this Agreement and all the terms hereunder shall also terminate without any further action of the parties hereto, regardless of any other provisions set forth in this Agreement.

(v)          Term. This Agreement shall terminate with respect to any Holder and each of its Affiliates that is a Holder upon the later of (x) the first anniversary of the Closing Date and (y) the date on which (A) such Holder’s Total Ownership Percentage is less than 5% and (B) such Holder’s Registrable Securities are eligible for resale under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1). Notwithstanding the foregoing, the provisions of Section 5, Section 6 and this Section 9 shall survive any such termination. Upon the written request of the Company, each Holder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Holder.

****

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:

ASSF IV AIV B Holdings III, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF Holdings I, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOS AIV 1, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOS AIV 2, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

Ares Credit Strategies Insurance Dedicated
Fund Series Interests of the SALI Multi-Series
Fund, L.P.

By: Ares Management LLC, its investment manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

ASOF II Holdings I, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF II A (DE) Holdings I, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV AIV B, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV HOS AIV 1, L.P.

By: ASOF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV HOS AIV 2, L.P.

By: ASOF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

SA Real Assets 19 Limited

By: Ares Management LLC, its manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDERS:

BofA Securities, Inc. executes this Agreement and signature page solely on behalf of its U.S. Special Situations – Distressed Group (“SSG”) and its managed positions. This signature in no way any other of business, division, group activities or positions at BofA Securities, Inc. or any of its affiliates or subsidiaries. In the event the terms of this signature are not accepted, the signature shall be deemed null and void ab initio.

By:	/s/ Kevin Muholland
Name:	Kevin Mulholland
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

HOLDERS:

Citigroup Financial Products Inc.

By:	/s/ David Quinn
Name:	David Quinn
Title:	Authorized Signatory

Citigroup Global Markets Inc.

By:	/s/ David Quinn
Name:	David Quinn
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDERS:

1992 MASTER FUND CO-INVEST SPC
SERIES 1 SEGREGATED PORTFOLIO

By: Highbridge Capital Management, LLC, as Trading Manager, and not in its individual capacity

By:	s/ Damon P. Meyer
Name:	Damon P. Meyer
Title:	Authorized Signatory, Head of Special Situations & Restructuring

HIGHBRIDGE SCF SPECIAL SITUATIONS
SPV, LP

By: Highbridge Capital Management, LLC, as Trading Manager, and not in its individual capacity

By:	s/ Damon P. Meyer
Name:	Damon P. Meyer
Title:	Authorized Signatory, Head of Special Situations & Restructuring

HIGHBRIDGE TACTICAL CREDIT
INSTITUTIONAL FUND LTD

By: Highbridge Capital Management, LLC, as Trading Manager, and not in its individual capacity

By:	s/ Damon P. Meyer
Name:	Damon P. Meyer
Title:	Authorized Signatory, Head of Special Situations & Restructuring

HIGHBRIDGE TACTICAL CREDIT MASTER
FUND LP

By: Highbridge Capital Management, LLC, as Trading Manager, and not in its individual capacity

By:	/s/ Damon P. Meyer
Name:	Damon P. Meyer
Title:	Authorized Signatory, Head of Special Situations & Restructuring

[Signature Page to Registration Rights Agreement]

HOLDERS:

Merced Partners Limited Partnership

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Authorized Signatory

Merced Partners V, L.P.

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Authorized Signatory

Athilon Capital Corp. LLC

By:	/s/ Joseph McElroy
Name:	Joseph McElroy
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

HOLDERS:

Morgan Stanley & Co., LLC

By:	/s/ Brian McGowan
Name:	Brian McGowan
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

HOLDERS:

SOLA LTD

By: Solus Alternative Asset Management LP, its
Investment Advisor

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

SOLUS OPPORTUNITIES FUND 5 LP

By: Solus Alternative Asset Management LP, its
Investment Advisor

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

SOLUS OPPORTUNITIES FUND 4 LP

By: Solus Alternative Asset Management LP, its
Investment Advisor

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

SOLUS LONG-TERM OPPORTUNITIES
FUND MASTER LP

By: Solus Alternative Asset Management LP, its
Investment Advisor

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

ULTRA NB LLC

By: Solus Alternative Asset Management LP, its
Investment Manager

By:	/s/ Christopher Pucillo
Name:	Christopher Pucillo
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:

PANDORA SELECT PARTNERS LP

By: Whitebox Advisors LLC its
investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX CAJA BLANCA FUND LP

By: Whitebox Advisors LLC its
investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX CREDIT PARTNERS LP

By: Whitebox Advisors LLC its
investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX GT FUND LP

By: Whitebox Advisors LLC its
investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX MULTI-STRATEGY PARTNERS LP

By: Whitebox Advisors LLC its
investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

WHITEBOX RELATIVE VALUE PARTNERS LP

By: Whitebox Advisors LLC its
investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX ASYMMETRIC PARTNERS LP

By: Whitebox Advisors LLC its
investment manager

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINITIONS

“2% Holder” at any time of determination means each Holder that has a Security Ownership Percentage at such time greater than or equal to 2%.

“5% Holder” at any time of determination means each Holder that has a Security Ownership Percentage at such time greater than or equal to 5%.

“Affiliate” of any specified Person means (i) each other Person who, directly or indirectly, controls, is controlled by or is under common control with such specified Person and (ii) each Affiliated Fund of such specified Person, and the term “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract (including proxy) or otherwise; provided, however, that no Holder shall be deemed an Affiliate of any other Holder and no Holder shall be deemed an Affiliate of the Company or any of its Subsidiaries (or vice versa), in each case solely on account of ownership of Company Securities or being party to the Securityholders Agreement.

“Affiliated Fund” means, with respect to any Person, a fund, pooled investment vehicle, managed account (including separately managed accounts) or other entity now or hereafter existing that is directly or indirectly controlled, managed, advised or sub-advised by (i) such Person, (ii) such Person’s or any of such Person’s Affiliates’ investment manager, advisor or subadvisor or (iii) an Affiliate of (x) such Person or (y) such Person’s or any of such Person’s Affiliates’ investment manager, advisor or subadvisor (in each case, excluding, except for the purpose of calculating beneficial ownership of Fully Diluted Securities, any portfolio company of such Person).

“Agreement” has the meaning set forth in the preamble.

“Applicable Approving Party” means a majority (as measured by the aggregate number of Registrable Securities included in the applicable offering or registration) of the Holders that are participating or requesting to participate in the applicable offering or registration.

“Application” has the meaning set forth in Section 6(a).

“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(a).

“Business Day” means a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Charitable Gifting Event” means any transfer by a Holder, or any subsequent transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any underwritten offering.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Chosen Courts” has the meaning set forth in Section 9(k).

“Closing” has the meaning set forth in the recitals.

“Closing Date” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means, without duplication, Common Stock and any warrants (including the Creditor Warrants, if any, and Jones Act Warrants), options, securities or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether exercisable, convertible or exchangeable at the time of issuance or upon the passage of time or the occurrence of some future event, including, for greater clarity, restricted stock units, performance stock units or any substantially similar award, whether or not settled in Common Stock or a Common Stock Equivalent, if the value of such award is derived from or measured in part or in full from the value of the Common Stock or a Common Stock Equivalent.

“Company” has the meaning set forth in the preamble and shall include its successor(s).

“Company Securities” means (i) the Common Stock, (ii) the Warrants, (iii) all other Common Stock Equivalents and Equity Securities of the Company and (iv) all securities, bonds, notes, guarantees, indebtedness, options or other rights or instruments exercisable or exchangeable for or convertible into any of the foregoing.

“Conversion” has the meaning set forth in the recitals.

“Creditor Warrant Agreement” means the Creditor Warrant Agreement dated as of September 4, 2020, among Hornbeck, and Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent, with respect to the Creditor Warrants, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Creditor Warrants” means warrants to purchase a number of shares of Common Stock on the terms set forth in and as governed by the Creditor Warrant Agreement, if any, which warrants will, except as otherwise set forth in an amendment to the Creditor Warrant Agreement in connection with Closing, automatically and without any action on the part of any Person, be converted into the right to receive a number of shares of Common Stock (or, in accordance with the applicable Jones Act restrictions to be set forth in the Company's certificate of incorporation upon Closing, Jones Act Warrants to acquire such Common Stock).

“Effective Time” has the meaning set forth in the recitals.

“End of Suspension Notice” has the meaning set forth in Section 1(e)(ii).

“Equity Interest” in any Person means all of the units, membership interests, partnership interests, trust interests or shares of capital stock of, or other ownership or profit interests in, such Person.

“Equity Security” means with respect to any Person, (i) any of the Equity Interests of such Person, (ii) any of the options, warrants or other rights for the purchase or acquisition from such Person of Equity Interests of such Person, and (iii) any security, bond, note, guarantee, indebtedness, option or other right or instrument exercisable or exchangeable for or convertible into any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Family Group” means with respect to any individual, such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) and the spouses of such descendants, any trust, limited partnership, corporation or limited liability company established solely for the benefit of such individual or such individual’s current or former spouse, their respective parents, descendants of such parents (whether natural or adopted) or the spouses of such descendants.

“FINRA” means the Financial Industry Regulatory Authority.

“First Merger” has the meaning set forth in the recitals.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Fully Diluted Securities” means the aggregate number of issued and outstanding shares of Common Stock after giving effect to a hypothetical exercise of all of the issued and outstanding Jones Act Warrants (and not, for the avoidance of doubt, the Creditor Warrants, if any) into shares of Common Stock, without regard to whether such Jones Act Warrants are then exercisable in accordance with their respective terms or the terms of the Company’s organizational documents (but disregarding and without giving effect to the issuance, conversion or exercise, as applicable, of any Common Stock, Common Stock Equivalent or other Equity Security of the Company issued or issuable pursuant to any Company equity incentive plan). References to the Fully Diluted Securities beneficially owned by any Holder shall be to the aggregate number of issued and outstanding shares of Common Stock beneficially owned by such Holder and, without duplication, its Affiliates, after giving effect to such hypothetical exercise.

“Holder” means a holder of Registrable Securities who is a party to this Agreement (including by way of Joinder), including its Permitted Transferees who hold Registrable Securities.

“Hornbeck” has the meaning set forth in the preamble.

“Indemnified Parties” has the meaning set forth in Section 6(a).

“Initial Holders” has the meaning set forth in the preamble.

“Initial Shelf Registration Statement” has the meaning set forth in Section 1(a).

“Joinder” has the meaning set forth in Section 8.

“Jones Act” means the Merchant Marine Act of 1920 and the Shipping Act, 1916, as amended, and the rules and regulations promulgated thereunder.

“Jones Act Warrant Agreement” means the Amended and Restated Jones Act Warrant Agreement to be entered into on the Closing Date by and between the Company and Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Jones Act Warrants” means warrants to purchase a number of shares of Common Stock on the terms set forth in and as governed by the Jones Act Warrant Agreement, which warrants will be assumed by the Company pursuant to the Jones Act Warrant Agreement in connection with the Closing.

“Lock-Up Period” means the period beginning on the Closing Date and ending on the earlier of (x) the Scheduled Lock-Up Release Date and (y) the termination of the Lock-Up Period by the Company in accordance with Section 9(a)(i).

“Lock-Up Release Date” means the date of the termination or expiration of the Lock-Up Period, whether by its terms or by the earlier agreement of the Company.

“Lock-Up Securities” means (A) Common Stock (solely to the extent (i) issued as consideration pursuant to the First Merger, including, for the avoidance of doubt, any shares of Common Stock issued in respect of Creditor Warrants in connection with the First Merger pursuant to the terms of the Creditor Warrant Agreement; (ii) issued or issuable upon the exercise of stock options or warrants outstanding as of immediately following the Closing in respect of stock options or warrants of Hornbeck outstanding immediately prior to the Closing; or (iii) issued or issuable upon the vesting of restricted stock units or performance restricted stock units outstanding as of immediately following the Closing in respect of restricted stock units or performance restricted stock units of Hornbeck outstanding immediately prior to the Closing), (B) Creditor Warrants, if any, and Jones Act Warrants (in each case, solely to the extent issued in connection with the transactions contemplated by the Merger Agreement in respect of warrants to purchase Hornbeck common stock outstanding immediately prior to the Closing) and (C) any shares of Common Stock issued or issuable upon exercise of Creditor Warrants or Jones Act Warrants referred to in the foregoing clause (B).

“Losses” has the meaning set forth in Section 6(a).

“Majority Holders” means the holders of the majority of the Registrable Securities.

“Maximum Number of Securities” has the meaning set forth in Section 1(d).

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub Inc.” has the meaning set forth in the recitals.

“Merger Sub LLC” has the meaning set forth in the recitals.

“Opt-Out Holder” means a Holder that has delivered to the Company an Opt-Out Notice, and has not revoked such Opt-Out Notice, pursuant to Section 1(i)(ii).

“Opt-Out Notice” has the meaning set forth in Section 1(i)(ii).

“Other Coordinated Offering” has the meaning set forth in Section 1(f)(i).

“Participating 5% Holders” means any 5% Holder(s) participating in a Shelf Offering, Piggyback Underwritten Offering, Underwritten Block Trade or Other Coordinated Offering.

“Permitted Transferee” means any transferee pursuant to a Transfer of Company Securities (i) in the case of a Holder that is an individual, by such Holder to or among such Holder’s Family Group (including, without limitation, for estate planning purposes) or pursuant to applicable laws of descent and distribution, provided that (x) Company Securities may not be Transferred to a Holder’s spouse in connection with a divorce proceeding and (y) any Holder that is a trust or estate planning vehicle or entity must remain for the benefit of the same person(s) for so long as such trust holds Company Securities or (ii) in the case of any Holders, to any of their respective Affiliates (other than the Company or any of its Subsidiaries), in each case of clauses (i) and (ii), that is a party to this Agreement or agrees to become party to, and be bound to the same extent as its transferor by, the terms of this Agreement by signing a Joinder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Underwritten Offering” has the meaning set forth in Section 2(a).

“Public Offering” means any sale or distribution by the Company, one of its Subsidiaries and/or Holders to the public of Common Stock or other securities convertible into or exchangeable for Common Stock pursuant to an offering registered under the Securities Act.

“Registrable Securities” means (i) all shares of Common Stock beneficially owned by any Holder, (ii) all shares of Common Stock issuable upon conversion or exercise of any Company Securities beneficially owned by any Holder, and (iii) any Equity Securities of the Company or any Subsidiary issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144, or (c) repurchased by the Company or a Subsidiary of the Company.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein, and including any prospectus, amendments and supplements to each such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144,” “Rule 158,” “Rule 405” and “Rule 415,” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same may be amended from time to time, or any successor rule then in force.

“Sale Transaction” has the meaning set forth in Section 3(a).

“Scheduled Lock-Up Release Date” means 180 days after the Closing Date.

“SEC” means the United States Securities and Exchange Commission.

“Second Merger” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Security Ownership Percentage” of any Holder at any time of determination means a fraction (expressed as a percentage), (i) the numerator of which is the aggregate number of Fully Diluted Securities beneficially owned by such Holder and, without duplication, its Affiliates at such time and (ii) the denominator of which is the aggregate number of Fully Diluted Securities at such time beneficially owned by all Holders.

“Securityholders Agreement” means the Securityholders Agreement to be entered into on the Closing Date by and among the Company and the holders listed therein, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Shelf Offering” has the meaning set forth in Section 1(c)(i).

“Shelf Offering Notice” has the meaning set forth in Section 1(c)(i).

“Shelf Registration” has the meaning set forth in the definition of “Shelf Registration Statement.”

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) (a “Shelf Registration”) or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement (including post-effective amendments), covering the Registrable Securities, as applicable, including the Initial Shelf Registration Statement and any Subsequent Shelf Registration.

“Subsequent Shelf Registration” has the meaning set forth in Section 1(b).

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Surviving Corporation” has the meaning set forth in the recitals.

“Suspension Event” has the meaning set forth in Section 1(e)(ii).

“Suspension Notice” has the meaning set forth in Section 1(e)(ii).

“Suspension Period” has the meaning set forth in Section 1(e)(i).

“Synthetic Secondary” has the meaning set forth in Section 1(j).

“Total Ownership Percentage” of any Holder at any time of determination means a fraction (expressed as a percentage), (i) the numerator of which is the aggregate number of Fully Diluted Securities beneficially owned by such Holder and, without duplication, its Affiliates at such time and (ii) the denominator of which is the aggregate number of outstanding Fully Diluted Securities.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, encumber, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security beneficially owned by a Person or any interest in any security beneficially owned by a Person, including derivative or similar transactions or arrangements whereby the voting or economic interest therein are transferred to another Person, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter Purchase Price” means the price per share of Common Stock to be paid by the underwriters in a Shelf Offering or Piggyback Underwritten Offering.

“Underwritten Offering Filing” means (a) with respect to a Shelf Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Shelf Offering, and (b) with respect to a Piggyback Underwritten Offering, (i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and the Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (ii) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Piggyback Underwritten Offering.

“Violation” has the meaning set forth in Section 6(a).

“Warrant Exercise Price” means, with respect to Creditor Warrants at any time of determination, the exercise price per Warrant Share underlying such Creditor Warrants, if any, determined in accordance with the terms of the Creditor Warrant Agreement.

“Warrant Share Number” means, with respect to any Warrant at any time of determination, the number of shares of Common Stock issuable upon exercise of such Warrant, determined in accordance with the terms of the Creditor Warrant Agreement or Jones Act Warrant Agreement, as applicable.

“Warrant Shares” means, to the extent constituting Registrable Securities hereunder, shares of Common Stock issuable upon exercise of Warrants beneficially owned or held of record by a Holder.

“Warrants” means, collectively, the Jones Act Warrants and the Creditor Warrants, if any.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

EXHIBIT B

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of __________________, 20__ (as amended, modified and waived from time to time, the “Registration Rights Agreement”), among Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Rights Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned will be deemed for all purposes to be a Holder thereunder, the undersigned hereby agrees that the undersigned hereby assumes and agrees to perform the covenants and obligations of a Holder under the Registration Rights Agreement, and the undersigned’s [ ] shares of Common Stock (including [ ] shares issuable upon conversion or exercise of Company Securities) received from Transferor will be deemed for all purposes to be Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 20___.

TRANSFEROR:

Signature

Print Name

Address:

TRANSFEREE:

Signature

Print Name

Address:

B-1

Agreed and Accepted as of

________________, 20___:

HELIX ENERGY SOLUTIONS GROUP, INC.

By:

Its:

B-2